For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Second Quarter 2026 Results

Margins Expand, AFFO per Share Surges 22 Percent, July RevPAR Soars 10 Percent, Guidance Raised

WEST PALM BEACH, Fla., August 4, 2026 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2026.

Second Quarter 2026 Key Operating Metrics

•

Revenue Per Available Room (RevPAR) – Increased over 3 percent to $158 compared to the 2025 second quarter for the 39 comparable hotels and represents an all-time second quarter high. Occupancy declined 50 basis points to 81 percent, and average daily rate (ADR) rose 390 basis points to $195.

◦ RevPAR for the four Silicon Valley hotels grew 7 percent. Excluding the Mt. View hotel, which was under renovation during April and May, RevPAR was up 9 percent. July RevPAR jumped 26 percent.
◦ RevPAR for the recently acquired six-hotel portfolio surged 9 percent to $135, easily besting underwriting expectations, and July RevPAR jumped 13 percent.
◦ July RevPAR for the 39 hotels accelerated 10 percent to $169, an all-time high for July.
•

Net Income – Earned net income applicable to common shareholders of $6 million compared to net income of $3 million in the 2025 second quarter. Net income to common shareholders per diluted common share was $0.13 versus $0.07 for the same period last year.

•	Hotel Margins – Drove GOP margins 50 basis points higher to 47 percent in the 2026 second quarter. Hotel EBITDA margins rose 220 basis points to 41 percent in the 2026 second quarter.
•	Adjusted EBITDA – Adjusted EBITDA rose over $4 million or 15 percent to $33 million.
•

Adjusted FFO – Improved AFFO per diluted share by 22 percent to $0.48 from $0.39 compared to the 2025 second quarter. AFFO was $24 million for the second quarter of 2026 compared to $20 million for the same period last year. Beginning in 2026, like all other peers, Chatham adds back share-based compensation expense in its calculation of adjusted FFO per share, and prior periods have been recast.

The following chart summarizes the consolidated financial results for the three and six months ended June 30, 2026, and 2025, based on all properties owned during those periods, except for RevPAR, which is based on the comparable 39 hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss) to common shareholders	$6.2	$3.4	$(0.1)	$2.9
Diluted net income (loss) per common share	$0.13	$0.07	$(0.00)	$0.06
RevPAR	$158	$153	$143	$140
GOP Margin	47%	46%	44%	43%
Hotel EBITDA Margin	41%	39%	37%	35%
Adjusted EBITDA	$32.7	$28.5	$51.0	$46.4
AFFO	$23.6	$20.1	$33.7	$29.1
AFFO per diluted share	$0.48	$0.39	$0.67	$0.56
Dividends declared per common share	$0.10	$0.09	$0.20	$0.18

Second Quarter 2026 Highlights

•

Grew RevPAR over 3 percent, far outperforming an increase of 1.5 percent that factored into the company’s annual guidance. Chatham’s outperformance was driven by strong results in Silicon Valley and the recently acquired six-hotel portfolio, beating underwriting expectations. June’s RevPAR of $175 represents an all-time high for the month.

•

Expanded gross operating profit margins by approximately 50 basis points to 47 percent and hotel EBITDA margins by a strong 220 basis points in the quarter to 41 percent through aggressive expense management, especially with regards to labor and productivity.

◦ Raised GOP margins by 170 basis points excluding an approximate $1 million worker’s compensation refund in the 2025 second quarter.
•

Repurchased 0.3 million shares in the quarter at an average price of $9.07. Through the end of the second quarter, the company has repurchased 2.5 million shares at an average price of $7.29, which equates to a 10 percent capitalization rate based on 2026 corporate net operating income guidance.

•	Commenced construction of the 130-suite Home2 Suites by Hilton Portland Downtown-Waterfront.

Jeffrey H. Fisher, Chatham’s president and chief executive officer, emphasized, “We are really proud of our performance in 2026 as our accomplishments and results prove we are hitting on all cylinders. It was a great second quarter with AFFO per share soaring 22% higher as we combined great operating results with returning additional capital to our shareholders by repurchasing shares. Our total shareholder returns are the best among lodging REITs in 2026.  We are very optimistic about our forward trajectory, and, wow, did our third quarter get off to a great start with RevPAR soaring 10 percent.”

Acquisition Portfolio Performance

In March, Chatham acquired six, Hilton-branded hotels comprising 589 rooms for $92 million. The acquired portfolio produced RevPAR growth of 9 percent in the second quarter to $135 following a solid 6 percent increase in the first quarter. Second quarter 2026 occupancy was up 4 percent to 83 percent, and ADR was up 5 percent to $163. For the second quarter, the portfolio produced GOP and Hotel EBITDA margins of 49 and 44 percent, respectively.

Fisher highlighted, “To say we are pleased with the performance of the portfolio is an understatement. The portfolio is benefitting from expanded investments in manufacturing and distribution, as well as investments in athletic facilities to draw regional events to Paducah and Joplin. Momentum continued in July with RevPAR growth of an incredible 13 percent for the six-hotel portfolio.”

Share Buy-Back Plan

During the three months ending June 30, 2026, the company repurchased 0.3 million common shares at a weighted-average price per share of $9.07 for an aggregate purchase price, including commissions, of approximately $2.8 million. Through quarter-end, since inception, the company repurchased 2.5 million shares, which equates to approximately 5 percent of outstanding shares/units, at a weighted-average price per share of $7.29, for an aggregate purchase price of approximately $18.4 million under its $25 million plan.

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 39 comparable hotels owned as of June 30, 2026, compared to the second quarter of  2025:

	Q2 2026 RevPAR	Q2 2025 RevPAR
Occupancy	81%	81%
ADR	$195	$188
RevPAR	$158	$153

The chart below summarizes RevPAR statistics by month for the company's 39 comparable hotels:

	April	May	June	July
Occupancy	80%	80%	83%	84%
ADR	$185	$190	$210	$201
RevPAR	$147	$152	$175	$169
RevPAR – prior year	$144	$153	$161	$154
% Change in RevPAR vs. prior year	2%	(1)%	9%	10%

Dennis Craven, Chatham's chief operating officer, commented, “Our second quarter RevPAR growth of more than 3 percent benefitted from strong performance across multiple markets driven by broad-based business and leisure travel demand, including from the World Cup. Our June RevPAR growth of 9 percent was the highest monthly increase since April 2023 and still would have set that mark when removing our World Cup hotels from the equation, as they only added 60 basis points to that growth.”

RevPAR performance for Chatham’s largest markets (markets that account for at least five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q2 2026 RevPAR	Q2 2025 RevPAR	Change vs. Q2 2025
39 - Hotel Portfolio		$158	$153	3%
Silicon Valley	17%	$164	$154	7%
Greater New York	9%	$191	$169	13%
Los Angeles	9%	$168	$165	2%
Washington, D.C.	9%	$196	$180	9%
Coastal Northeast	9%	$166	$175	(6)%
San Diego	5%	$199	$219	(9)%
Seattle	5%	$153	$142	8%

The Residence Inn Mountain View, Ca., was under renovation during April and May.

Craven remarked, “Silicon Valley, our largest market, remains one of our hottest markets with RevPAR growth of 9 percent after removing the Mountain View hotel. Our two Sunnyvale hotels experienced RevPAR growth of over 5 percent in the quarter despite some corporate travelers choosing to stay away from the market given the World Cup games held at nearby Levi’s Stadium. Underlying business travel demand has been strong, and we have seen double-digit demand growth from our top accounts in the first half of the year.

“In southern California, RevPAR rose 2 percent in the quarter at our three Los Angeles hotels as trends normalized following all the wildfire-related business in early 2025. San Diego RevPAR’s decline is attributable to the expected weaker convention calendar in 2026.”

Craven remarked further, “Two of our three New York hotels generated RevPAR growth of over 10 percent, with our Holtsville Residence Inn experiencing RevPAR growth of 31 percent, benefitting from the US Open at Shinnecock. Our Washington, D.C. hotels had a solid quarter with RevPAR up 9 percent as our Embassy Suites Springfield and Residence Inn Tysons Corner, Va., hotels benefitted from growing corporate and government demand.”

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended June 30, 2026, and 2025. RevPAR is based on the 39 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q2 2026	Q2 2025
RevPAR	$158	$153
Gross operating profit	$41	$37
Hotel EBITDA	$36	$31
GOP margin	47%	46%
Hotel EBITDA margin	41%	39%

Craven concluded, “GOP and Hotel EBITDA jumped 11 and 16 percent, respectively, attributable to our portfolio acquisition, as well as margin expansion across our entire portfolio. Our GOP margins rose 50 basis points compared to the second quarter of 2025, and our Hotel EBITDA margins advanced 220 basis points. As you may recall, we received an almost $1 million refund in the 2025 second quarter related to our worker’s compensation plan, so our GOP margin expansion would have been 170 basis higher points when you remove that impact. We continue to do a great job managing labor costs, and removing the one-time refund, our labor and benefits on a per occupied room basis increased a mere 3 percent.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended June 30, 2026 and 2025. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q2 2026	Q2 2025
RevPAR	$158	$153
Hotel EBITDA	$36	$31
Corporate EBITDA	$33	$29
Debt Service & Preferred	$(9)	$(9)
Cash flow before CapEx	$24	$20

Hotel Investments

During the second quarter of 2026, the company incurred capital expenditures of approximately $7 million.

The company completed the full interior renovation of the Residence Inn Mountain View, Calif., during the second quarter. The company has plans for an extensive redesign of the exterior public space that will provide enhanced guest experience. This work will begin later this year.

Chatham’s 2026 capital expenditure budget is approximately $27 million, which includes renovations at three hotels expected to cost approximately $17 million. The three hotels scheduled for renovation in 2026 are the Residence Inn San Diego Gaslamp, Homewood Suites Farmington, Conn., and Hyatt Place Pittsburgh, Pa. Each of these renovations will commence in the fourth quarter.

Home2 Suites by Hilton Portland Development

During the second quarter, Chatham commenced construction on the 130-suite Home2 Suites by Hilton Portland Downtown Waterfront on the existing parking lot of its Hampton Inn. The company expects the total development costs to be approximately $45 million, inclusive of approximately 5,500 square feet of commercial space that will be sold. The company has incurred costs to date of approximately $1.6 million. The hotel is expected to open during the second quarter of 2028.

Capital Markets & Capital Structure

As of June 30, 2026, the company had net debt of $407 million (total consolidated debt less unrestricted cash). Total debt outstanding as of June 30, 2026, was $418 million at an average interest rate of 5.8 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $200 million outstanding on its term loan at a rate of 5.1 percent and $75 million outstanding on the company's $300 million revolving credit facility at an interest rate of 5.2 percent. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 24 percent at June 30, 2026.

Dividend

In June, the board of trustees declared a quarterly common dividend of $0.10 per share and a preferred dividend of $0.41406 per share, payable on July 15, 2026, to shareholders of record as of June 30, 2026.

Guidance

The company's guidance reflects the following assumptions:

a.	Renovations at the hotels mentioned in this release
b.	Floating rate debt based on SOFR forward curve.
c.	No additional acquisitions, dispositions, debt or equity issuance.
d.	Effective January 1, 2026, the company excludes non-cash share-based compensation from its calculation of Adjusted FFO to make its presentation of this measure consistent with most other public lodging REITs.

2026
RevPAR	$142 - $144
RevPAR growth	1.5% to 3.0%
Total hotel revenue	$312M - $316M
Net income (loss) to common shares	$(4.7)M - $(1.6)M
Net income (loss) per diluted share	$(0.10) - $(0.03)
Adjusted EBITDA	$99.2M - $102.3M
Adjusted FFO	$63.7M - $66.8M
Adjusted FFO per diluted share	$1.28 - $1.34
Hotel EBITDA margins	35.5% - 36.0%
Corporate cash administrative expenses	$11.6M
Corporate non-cash administrative expenses	$6.0M
Interest income	$0.1M
Interest expense (excluding fee amortization)	$25.2M
Non-cash amortization of deferred fees	$2.2M
Weighted average shares/units outstanding	49.8M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its second quarter 2026 conference call later today at 10:30 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-800-717-1738 or 1-646-307-1865 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until August 11, 2026, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 1117353. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,610 rooms/suites in 18 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a suitable manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings with the SEC under the Exchange Act.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA and (6) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the company's operating performance and can facilitate comparisons of performance between periods and between REITs.

The company calculates Adjusted EBITDA by adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The company presents Adjusted Hotel EBITDA because the company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of its peer companies. Adjusted Hotel EBITDA represents the results of operations for our wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on the company’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using Adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets:
Investment in hotel properties, net	$1,179,933	$1,106,890
Investment in hotel properties under development	1,596	—
Cash and cash equivalents	11,342	24,435
Restricted cash	6,387	8,203
Right of use asset, net	16,577	16,912
Hotel receivables (net of allowance for doubtful accounts of $296 and $261, respectively)	2,974	2,831
Deferred costs, net	6,758	7,384
Prepaid expenses and other assets	8,554	3,726
Total assets	$1,234,121	$1,170,381
Liabilities and Equity:
Mortgage debt, net	$141,592	$141,475
Revolving credit facility	75,000	—
Unsecured term loan, net	197,728	197,438
Accounts payable and accrued expenses (including $947 and $234 due to related parties, respectively)	31,112	26,648
Lease liability	19,730	20,067
Distributions payable	7,106	6,704
Total liabilities	472,268	392,332
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,565,171 and 47,708,587 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	466	477
Additional paid-in capital	1,030,114	1,039,804
Accumulated deficit	(308,939)	(299,527)
Total shareholders’ equity	721,689	740,802
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	40,164	37,247
Total equity	761,853	778,049
Total liabilities and equity	$1,234,121	$1,170,381

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Room	$80,644	$73,396	$141,847	$135,814
Food and beverage	1,604	1,864	3,205	3,523
Other	5,306	4,785	9,734	9,066
Reimbursable costs from related parties	250	249	521	526
Total revenue	87,804	80,294	155,307	148,929
Expenses:
Hotel operating expenses:
Room	16,625	14,957	30,630	29,786
Food and beverage	1,347	1,386	2,715	2,823
Telephone	382	281	726	592
Other hotel operating	1,270	1,157	2,385	2,183
General and administrative	7,240	7,125	14,291	14,036
Franchise and marketing fees	6,950	6,435	12,227	11,866
Advertising and promotions	1,902	1,655	3,570	3,262
Utilities	3,096	2,811	6,163	5,964
Repairs and maintenance	3,864	3,708	7,530	7,666
Management fees paid to related parties	2,958	2,685	5,220	4,975
Insurance	909	820	1,758	1,647
Total hotel operating expenses	46,543	43,020	87,215	84,800
Depreciation and amortization	15,726	15,395	30,505	30,426
Property taxes, ground rent and insurance	5,282	6,134	10,442	11,877
General and administrative	4,590	3,992	9,239	8,599
Other charges	26	—	482	7
Reimbursable costs from related parties	250	249	521	526
Total operating expenses	72,417	68,790	138,404	136,235
Operating income before gain on sale of hotel properties	15,387	11,504	16,903	12,694
Gain on sale of hotel properties	10	350	131	7,468
Operating income	15,397	11,854	17,034	20,162
Interest and other income	23	59	102	121
Interest expense, including amortization of deferred fees	(6,903)	(6,414)	(13,103)	(13,266)
Income before income tax expense	8,517	5,499	4,033	7,017
Income tax expense	(62)	—	(125)	—
Net income	8,455	5,499	3,908	7,017
Net income attributable to noncontrolling interests	(241)	(123)	(3)	(106)
Net income attributable to Chatham Lodging Trust	8,214	5,376	3,905	6,911
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shareholders	$6,227	$3,389	$(70)	$2,936

Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.13	$0.07	$(0.00)	$0.06
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.13	$0.07	$(0.00)	$0.06
Weighted average number of common shares outstanding:
Basic	46,634,258	48,998,696	46,941,191	48,979,914
Diluted	47,913,056	49,565,693	46,941,191	49,985,844
Distributions declared per common share:	$0.10	$0.09	$0.20	$0.18

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Funds From Operations (“FFO”):
Net income	$8,455	$5,499	$3,908	$7,017
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shares and common units	6,468	3,512	(67)	3,042
Gain on sale of hotel properties	(10)	(350)	(131)	(7,468)
Depreciation of hotel properties owned	15,207	14,889	29,479	29,355
FFO attributable to common share and unit holders	21,665	18,051	29,281	24,929
Share-based compensation	1,503	1,557	3,034	3,164
Amortization of finance lease assets	453	456	906	970
Other charges	26	—	482	7
Adjusted FFO attributable to common share and unit holders	$23,647	$20,064	$33,703	$29,070
Weighted average number of common shares and units
Basic	48,386,443	50,724,620	48,677,664	50,718,282
Diluted	49,665,241	51,291,617	50,002,171	51,724,211

	For the three months ended		For the six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$8,455	$5,499	$3,908	$7,017
Interest expense, including amortization of deferred fees	6,903	6,414	13,103	13,266
Income tax expense	62	—	125	—
Depreciation and amortization	15,726	15,395	30,505	30,426
EBITDA	31,146	27,308	47,641	50,709
Gain on sale of hotel properties	(10)	(350)	(131)	(7,468)
EBITDAre	31,136	26,958	47,510	43,241
Other charges	26	—	482	7
Share-based compensation	1,503	1,557	3,034	3,164
Adjusted EBITDA	$32,665	$28,515	$51,026	$46,412

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2026	2025	2026	2025

Net income		$8,455	$5,499	$3,908	$7,017
Add:	Interest expense, including amortization of deferred fees	6,903	6,414	13,103	13,266
	Depreciation and amortization	15,726	15,395	30,505	30,426
	Corporate general and administrative	4,590	3,992	9,239	8,599
	Other charges	26	—	482	7
	Income tax expense	62	—	125	—
Less:	Interest and other income	(23)	(59)	(102)	(121)
	Gain on sale of hotel properties	(10)	(350)	(131)	(7,468)
	Adjusted Hotel EBITDA	$35,729	$30,891	$57,129	$51,726

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the year ended
	December 31, 2026
	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$3,297	$6,400
Preferred dividends	(8,000)	(8,000)
Net loss attributable to common shares and common units	(4,703)	(1,600)
Gain on sale of hotel properties	(132)	(132)
Depreciation of hotel properties owned	60,167	60,167
FFO attributable to common share and unit holders	55,332	58,435
Share-based compensation	6,000	6,000
Amortization of finance lease assets	1,885	1,885
Other charges	481	481
Adjusted FFO attributable to common share and unit holders	$63,698	$66,801
Weighted average number of common shares and units
Diluted	49,842,000	49,842,000
Adjusted FFO per diluted share	$1.28	$1.34

	For the year ended
	December 31, 2026
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$3,297	$6,400
Interest expense, including amortization of deferred fees	27,100	27,100
Income tax expense	124	124
Depreciation and amortization	62,352	62,352
EBITDA	92,873	95,976
Gain on sale of hotel properties	(132)	(132)
EBITDAre	92,741	95,844
Other charges	481	481
Share-based compensation	6,000	6,000
Adjusted EBITDA	$99,222	$102,325

		For the year ended
		December 31, 2026
		Low-End	High-End

Net income		$3,297	$6,400
Add:	Interest expense, including amortization of deferred fees	27,100	27,100
	Depreciation and amortization	62,352	62,352
	Corporate general and administrative	17,600	17,600
	Other charges	481	481
	Income tax expense	124	124
Less:	Interest and other income	(100)	(100)
	Gain on sale of hotel properties	(132)	(132)
	Adjusted Hotel EBITDA	$110,722	$113,825

	Total revenue	$312,994	$317,281
	Reimbursable costs from related parties	(1,100)	(1,100)
	Hotel revenue	$311,894	$316,181
	Hotel EBITDA margin	35.5%	36.0%